Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-3 of our report dated March 5, 2008 with respect to the consolidated statements of financial position of Heritage Financial Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007 incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Registration Statement.

Our report on the aforementioned consolidated financial statements, dated March 5, 2008, refers to Heritage Financial Corporations’ adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, as of January 1, 2006.

/s/ KPMG LLP

Seattle, Washington

December 18, 2008